                                                                       Exhibit E

                                                                  EXECUTION COPY


          THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED
                      UNDER THE SECURITIES ACT OF 1933, AS
              AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE
             SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED,
              SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO
               REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE.

                        WARRANT TO PURCHASE COMMON STOCK
                                 OF HAUSER, INC.

     THIS CERTIFIES THAT, for value received, HAUSER, INC., a Delaware corporation (the "Company"), promises to issue to Zatpack Inc., the holder of this Warrant, its nominees, successors or assigns (the "Holder"), 992,789 nonassessable shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), upon the payment by the Holder to the Company of the Warrant Price (as defined below) set forth herein and to deliver to the Holder a certificate or certificates representing the Common Stock purchased. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as provided herein. The initial Warrant Price (the "Warrant Price") per share of Common Stock shall be $0.5855 per share, subject to adjustment as provided herein.

     For purposes of this Warrant, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class or classes of stock resulting from successive changes or reclassifications of such class of stock, and the term "Business Day" shall mean any day other than a Saturday or Sunday or a day on which commercial banks in New York City, New York or Boulder, Colorado are required or authorized to be closed.

     Section 1. Term of Warrant, Exercise of Warrant. (a) Subject to the terms of this Warrant, the Holder shall have the right, at its option, which may be exercised in whole or in part, at any time, and from time to time, commencing at the time of the issuance of this Warrant and expiring at 5:00 p.m. Eastern Time on October 5, 2005, to purchase from the Company the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to purchase upon exercise of this Warrant ("Warrant Shares"). Notwithstanding the foregoing, if the Holder shall have given the Company written notice of its intention to exercise this Warrant on or before 5:00 p.m. Eastern Time on October 5, 2005, the Holder may exercise this Warrant at any time through (and including) the Business Day next following the date that all applicable required regulatory holding periods have expired and all applicable required governmental approvals have been obtained in connection with such exercise of this Warrant by the Holder, if such Business Day is later than on October 5, 2005 (October 5, 2005 or such later date being herein referred to as the "Warrant Expiration Date"). After the Warrant Expiration Date, this Warrant will be null and void and of no force or effect.

     (b) The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, together with the form of subscription attached hereto as Exhibit A, duly executed by the Holder, to the Company at its office in Boulder, Colorado, accompanied by payment of an amount (the "Exercise Payment") equal to the Warrant Price multiplied by the number of Warrant Shares being purchased pursuant to such exercise, payable as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as defined below) on the date of exercise equal to the Exercise Payment; or (c) by a combination of the methods described in clauses (a) and (b) above. In lieu of exercising the Warrant, the Holder may elect to receive a payment equal to the difference between (i) the Market Price multiplied by the number of Warrant Shares as to which the payment is then being elected and (ii) the exercise price with respect to such Warrant Shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price on the date of exercise. For purposes hereof, the term "Market Price" shall mean the average closing price of a share of Common Stock or other security for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period on the Nasdaq National Market or, if the shares are not listed on the Nasdaq National Market, in the over-the-counter market or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly and in good faith by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly and in good faith by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All reasonable costs and expenses incurred in connection with the determination of Market Price shall be borne by the Company.

     (c) Upon exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch, but in any event within ten (10) Business Days, to or upon the written order of the Holder and, subject to
Section 3, in such name or names as the Holder may designate to the Company in writing, a certificate or certificates representing the number of full Warrant Shares issuable upon such exercise together with such other property, including cash, which may be deliverable upon such exercise. If fewer than all of the Warrant Shares represented by this Warrant are purchased, a new Warrant of the same tenor as this Warrant, evidencing the Warrant Shares not so purchased will be issued and delivered by the Company, at the Company's expense, to the Holder together with the issue of the certificates representing the Warrant Shares then being purchased. All Warrants surrendered upon exercise shall be canceled by the Company.

     Section 2. Warrant Register, Registration of Transfers

     Section 2.1. Warrant Register. The Company shall keep at its principal office in Boulder, Colorado or, if such office is no longer located in Boulder, Colorado, at its principal office in the United States, a register (the "Warrant Register") in which the Company shall record the name and address of the Holder from time to time and all transfers and exchanges of this Warrant. The Company shall give the Holder prior written notice of any change of the address at which such register is kept.

     Section 2.2. Registration of Transfers, Exchanges or Assignment of Warrants. The Holder shall be entitled to assign its interest in this Warrant in whole or in part to any person upon surrender thereof accompanied by a written instrument or instruments of transfer in the form of assignment attached hereto as Exhibit B duly executed by the Holder. This Warrant may also be exchanged or combined with warrants of like tenor at the option of the Holder for another Warrant or Warrants of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon presentation thereof to the Company as its principal office in Boulder, Colorado, together with a written notice signed by the Holder specifying the denominations in which the new Warrant is or the new Warrants are to be issued.

     Upon surrender for transfer or exchange of this Warrant to the Company at its principal office in Boulder, Colorado, in accordance with this Section 2, the Company shall, without charge (subject to Section 3), execute and deliver a new Warrant or Warrants of like tenor and of a like aggregate amount of Warrant Shares in the name of the assignee named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder with respect to that portion not transferred, and this Warrant shall promptly be canceled.

     Section 3. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificate for Warrant Shares in a name other than that of the Holder as such name is then shown on the books of the Company.

     Section 4. Certain Representations and Covenants.

     Section 4.1. Reservation of Warrant Shares. There have been reserved and the Company shall at all times keep reserved, out of its authorized but unissued Common Stock, free from any preemptive rights, rights of first refusal or other restrictions (other than pursuant to the

Securities Act of 1933, as amended (the "Act")) that number of shares of Common Stock sufficient to provide for the exercise of the purchase rights represented by this Warrant. The transfer agent, if any, for the Common Stock, and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the purchase rights as set out in this Warrant, shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

     Section 4.2. No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the then Warrant Price therefor.

     Section 4.3. Notice of Certain Corporate Action. In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (c) to effect any capital reorganization, or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (e) to effect the liquidation, dissolution or winding up of the Company or (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Warrant Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 5), the Company shall give to the Holder a notice of such proposed action, which notice shall specify the date on which a record is to be taken for purposes of such dividend, distribution or offer of rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least ten (10) Business Days prior to the record date for determining holders of the Common Stock for purposes of participating in or voting on such action, or at least ten (10) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, sale or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment of the Warrant Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, consolidation, merger, sale or other action. No such notice shall be required to be given if the Company reasonably determines that the giving of such notice would require disclosure of material information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would not be in the best interests of the Company.

     Section 5. Adjustment of Warrant Price.

     Section 5.1. Adjustments. Except as provided in Section 5.9, if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Fair Market Value (as hereinafter defined) in effect as of the day of such issue or sale (a "Triggering Transaction"), then, forthwith upon such Triggering Transaction, the Warrant Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Warrant Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Shares Deemed Outstanding (as hereinafter defined) immediately prior to such Triggering Transaction multiplied by the Fair Market Value immediately prior to such Triggering Transaction plus (y) the consideration received by the Company upon such Triggering Transaction, and the denominator of which shall be the product of (x) the Number of Shares Deemed Outstanding immediately after such issue or sale, multiplied by (y) the Fair Market Value immediately prior to such Triggering Transaction. For purposes of this Section 5:

          (i) the term "Fair Market Value" shall mean the closing price of a share of Common Stock or other security on the date of the issuance or sale on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock or such other security is not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices on the date of the issuance or sale on the Nasdaq National Market or, if the Common Stock or such other security is not listed on the Nasdaq National Market, in the over-the-counter market or, if the Common Stock or such other security is not publicly traded, the Fair Market Value for such day shall be the fair market value thereof determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within 5 Business Days of the date of issuance or sale. Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All costs and expenses incurred in connection with the determination of Fair Market Value shall be borne by the Company. Notwithstanding the foregoing, in the event of issuances of Common Stock in settlement of obligations of the Company, including without limitation settlement of any pending action, suit or proceeding, the determination of Fair Market Value shall be made as of the date of the applicable settlement agreement and not the date of issuance as long as the relevant issuance occurs within thirty (30) days of the date of such agreement. In the event the issuance occurs more than thirty (30) days after the date of such agreement, Fair Market Value shall be determined as of the date of such issuance.

          (ii) the term "Number of Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable upon the exercise of any outstanding options, warrants (excluding this Warrant) or other securities convertible into shares of Common Stock outstanding as of the date of issuance of this Warrant and (z), without duplication, the number of shares of Common Stock deemed to be outstanding under this
     Section 5 at such time.

     Upon each adjustment of the Warrant Price pursuant to this Section 5, the Holder shall thereafter be entitled to acquire upon exercise, at the Warrant Price resulting from such adjustment, the number of Warrant Shares obtainable by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     No adjustment of the Warrant Price shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

     For the purposes of this Section 5.1, the following Sections 5.2 to 5.7, inclusive, shall also be applicable; except that this Warrant shall be deemed exercised and outstanding for all purposes and computations under this Section
5.1 and the then current Warrant Price shall be deemed the Warrant Price per share.

     Section 5.2. Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share (the "Option Price") for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Fair Market Value in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall be (as of the date of granting of such rights or options) deemed to be outstanding and to have been issued on the date of such grant for the Option Price per share. Except as otherwise provided in Section 5.3, no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     Section 5.3. Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share (the "Conversion Price") for which Common Stock is issuable upon which conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value in effect immediately prior to the time of such issue or sale determined as of the date of such issue or sale of such Convertible Securities, as the case may be, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued on such date for the Conversion Price per share, provided that (a) except as otherwise provided in Section 5.4 below, no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

     Section 5.4. Change in Option Price or Conversion Rate; Expiration of Options or Convertible Securities. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in Section 5.2, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section
5.2 or Section 5.3, or the rate at which any Convertible Securities referred to in Section 5.2 or Section 5.3 are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration without exercise of any such option or right or the termination without exercise of any such right to convert or exchange such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed outstanding. If the purchase price provided for in any such right or option referred to in Section 5.2 or if the rate at which any Convertible Securities referred to in Section 5.2 or Section
5.3 are convertible
into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such right or option or upon conversion or exchange of any such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustment been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced. On the expiration of any option or right or the termination of any right to convert or exchange any Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such option or rights or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     Section 5.5. Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, subject to this
Section 5.

     Section 5.6. Consideration for Stock. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, before deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith and in the reasonable exercise of business judgment by the Board of Directors of the Company, before deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith and in the reasonable exercise of business judgment by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine in good faith and in the reasonable exercise of business judgment, to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In case any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued without consideration.

     Section 5.7. Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     Section 5.8. Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 5.

     Section 5.9. Subdivision or Combination of Stock. In case the Company shall at any time (i) issue a dividend payable in Common Stock or Convertible Securities or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such subdivision or combination shall be adjusted to an amount that bears the same relationship to the Warrant Price in effect immediately prior to such action as the total amount of shares of Common Stock outstanding immediately prior to such action bears to the total number of shares of Common Stock outstanding immediately after such action, and the number of shares of Common Stock purchasable upon the exercise of any Warrant shall be that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of such Warrant by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price in effect after such adjustment.

     Section 5.10. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of this Warrant, the highest amount of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares for which this Warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the Holder at the last address of such holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

     Section 5.11. No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 5 shall not apply to any Common Stock issued, issuable or deemed outstanding under Sections 5.2 to 5.7 inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect on the date of issuance hereof or (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof.

     Section 5.12. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.12, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the fair market value as determined by the Board of Directors of the Company in good faith for a share of Common Stock as of the date of exercise.

     Section 5.13. Notice of Adjustment. Upon any adjustment of the Warrant Price, and from time to time upon the written request of the Holder, the Company shall furnish to the Holder the Warrant Price resulting from such adjustment or otherwise in effect and the number of Warrant Shares then available for purchase under this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     Section 5.14. Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company, in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

     Section 6. No Rights as a Stockholder; Notice to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a Stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

     Section 7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in a form and substance reasonably satisfactory to the Company (together with, in the case of a Holder which is not a qualified institutional buyer within the meaning of Rule 144A under the Act, surety), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     Section 8. Notices. All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to the Holder, addressed to it at the address or fax number specified for such Holder in the Warrant Register or at such other address or fax number as the Holder shall have specified to the Company in writing in accordance with this
Section 8, and (ii) if to the Company, addressed to it at 5555 Airport Boulevard, Boulder, Colorado 80301, Attention: Secretary, Fax No. (720) 406-4994 or at such other address or fax number as the Company shall have specified to the Holder in writing in accordance with this Section 8. Notice given in accordance with this Section 8 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

     Section 9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

     Section 10. Severability. In the event that any part or parts of this Warrant shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Warrant which shall remain in full force and effect.

     Section 11. Successors. This Warrant shall inure to the benefit of and be binding upon the successors of each of the Company and the Holder.

     Section 12. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the 11th day of October, 2000.

                                        HAUSER, INC.

                                        By: /s/ Volker Wypyszyk
                                            ------------------------------
                                        Name:  Volker Wypyszyk
                                        Title: President and Chief Executive
                                               Officer



Attest: /s/ Kenneth C. Cleveland
        ------------------------------
                   Secretary

                                                                       Exhibit A
                                                                       ---------


                  [To be signed only upon exercise of Warrant]


To Hauser, Inc.:

     The undersigned, the holder of the within Warrant (the "Holder"), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________ shares of Common Stock of Hauser, Inc. and herewith [makes payment of $ ______ therefor in full payment of the Exercise Payment][tenders securities having a Market Price of $_____ in full payment of the Exercise Payment ] or [elects to receive a payment equal to the difference between (i) the Market Price (as defined in the Warrant) multiplied by ________ (the number of Warrant Shares as to which the payment is being elected) and (ii) ___________, which is the exercise price with respect to such Warrant Shares, in full payment of the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in accordance with the terms of the Warrant], and requests that the certificates for such shares be issued in the name of, and be delivered to ____________ , whose address is
______________________ .


Dated:


---------------------------

                                                     ---------------------------
            (Signature must conform in all respects to name of Holder
                    as specified on the face of the Warrant)


                                                     ---------------------------
                                                               Address

                                                                       Exhibit B
                                                                       ---------


                  [To be signed only upon transfer of Warrant]



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________ the right represented by the within
Warrant to purchase ________ shares of the Common Stock of Hauser, Inc. to which the within Warrant relates, and appoints ______________ attorney to transfer said right on the books of Hauser, Inc. with full power of substitution in the premises.

Dated:


-----------------------------

                                                       -------------------------
            (Signature must conform in all respects to name of Holder
                    as specified on the face of the Warrant)



                                                       -------------------------
                                                                 Address



In the presence of


-----------------------------